Exhibit 4.1

CERTIFICATE OF DESIGNATION OF
OF
SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
THE PRINCETON REVIEW, INC.
Pursuant to Section 151

          The undersigned, John S. Katzman and Stephen Melvin, hereby certify that:

          I.           They are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively of The Princeton Review, Inc., a Delaware corporation (the “Company”).

          II.          The Amended and Restated Certificate of Incorporation of the Company authorizes Five Million (5,000,000) shares of preferred stock, par value $0.01 per share.

          III.         The following is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent dated as of May 27, 2004, which constituted all requisite actions on the part of the Company with respect to the authorization of the filing of this Certificate of Designation.

RESOLUTIONS

          WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, relative rights, qualifications, limitations or restrictions of the shares of each such series.

          WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

          1.     Number.  The number of shares constituting the Series B-1 Cumulative Convertible Preferred Stock shall be Ten Thousand (10,000).

          2.     Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

          “Acquiring Person” means, in connection with any Business Combination, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all of the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

          “Board” means the Board of Directors of the Company.

          “Business Combination” is defined in Section 6(F)(i).

          “Business Day” means any day on which the Common Stock may be traded on the Nasdaq, or if not admitted for trading on the Nasdaq, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

          “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

          “Cash Redemption Closing Date” is defined in Section 6(B)(ii).

          “Certificate of Designation” means this Certificate of Designation of the Series B-1 Preferred Stock.

          “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

          “Common Stock” means the Company’s common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

          “Company” means The Princeton Review, Inc., a Delaware corporation.

          “Company Cash Election Notice” is defined in Section 6(B)(ii).

          “Company Counsel” means Patterson, Belknap, Webb & Tyler LLP.

          “Company Redemption” is defined in Section 6(B)(i).

          “Company Redemption Notice” is defined in Section 6(B)(i).

          “Conversion Closing Date” is defined in Section 6(A)(i).

          “Conversion Notice” is defined in Section  6(A)(i).

          “Conversion Price” shall equal eleven dollars ($11.00), subject to adjustment for stock splits, recombinations, stock dividends and the like, and to adjustments set forth herein and in the Main Agreement.

          “Conversion Rate” means (i) the Stated Value of one share of Series B-1 Preferred Stock plus accrued and unpaid dividends, whether or not declared and including a prorated amount as set forth in Section 3(A) if the relevant conversion occurs on any date other than a Dividend Payment Date, divided by (ii) the Conversion Price.

          “Daily Market Price” means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Daily Market Price of the common stock of an Acquiring Person or its Parent under Section 6(F), the common stock of such Acquiring Person or such Parent), equal to (i) the daily volume-weighted average price on the Nasdaq or, if no such sale takes place on such date, the average of the closing bid and asked prices on the Nasdaq thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Company may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted to trading on the Nasdaq or any securities exchange, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of the most recent month ending before the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by the Board of Directors of the Company as of a date which is no more than ten (10) Business Days before and excluding the date as of which the determination is to be made.

          “Dividend Payment Date” is defined in Section 3(A).

          “Dividend Period” is defined in Section 3(A).

          “Dividend Rate” means a per annum rate equal to the product of (A) the greater of (i) five percent (5%) and (ii) the 90-day London Interbank Offered Rate (LIBOR) plus one and one-half percent (1.5%), multiplied by (B) the Stated Value subject to Section 3(E), subject to adjustment as set forth in the Main Agreement.

          “Fletcher” means Fletcher International, Ltd., a company organized under the laws of Bermuda, together with its successors.

          “Holder” shall mean a holder of Series B-1 Preferred Stock.

          “Holder Redemption” is defined in Section 6(B)(i).

          “Holder Redemption Notice” is defined in Section 6(B)(i).

          “Initial Holder Redemption Notice” is defined in Section 6(B)(ii).

          “Issue Date” means with respect to any shares of Series B-1 Preferred Stock the original date of issuance of such shares of Series B-1 Preferred Stock.

          “Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B-1 Preferred Stock, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Main Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Main Agreement, (ii) with the approval of the Holders of a Majority of the Series B-1 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii).

          “Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

          “Liquidation Preference” is defined in Section 4.

          “Main Agreement” means the Agreement dated as of May 28, 2004, between the Company and Fletcher pursuant to which ten thousand (10,000) shares of Series B-1 Preferred Stock are to be issued by the Company, including all schedules and exhibits thereto.

          “Majority of the Series B-1 Preferred Stock” means more than fifty percent (50%) of the then outstanding shares of Series B-1 Preferred Stock.

          “Nasdaq” shall have the meaning set forth in the Main Agreement.

          “Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series B-1 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series B-1 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

          “Parent” means, as to any Acquiring Person, any corporation that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if the Parent is required to file such a report) and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

          “Parity Securities” means any class or series of Capital Stock that, with respect to dividends and distributions upon Liquidation, is pari passu with the Series B-1 Preferred Stock.

          “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          “Preferred Stock” means the Company’s preferred stock authorized pursuant to the provisions of the Certificate of Incorporation.

          “Prevailing Price” means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third Business Day before and excluding such reference date, but not greater than the average of the Daily Market Prices of the Common Stock for any ten (10) of those Business Days.

          “Record Date” is defined in Section 3(A).

          “Redemption Amount” means a dollar amount for each share of the then-outstanding Series B-1 Preferred Stock redeemed equal to the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, and including a prorated amount as set forth in Section 3(A) if the relevant redemption occurs on any date other than a Dividend Payment Date, to and including the date full payment is tendered to the Holders with respect to such redemption.

           “Redemption Closing Date” shall mean either a Cash Redemption Closing Date or a Stock Redemption Closing Date, as is appropriate.

          “Redemption Notice” is defined in Section 6(B)(i).

          “Redemption Notice Date” is defined in Section 6(B)(i).

          “Redemption Price” is defined in Section 6(B)(iii).

          “Registered Common Stock” means Common Stock that has been registered for resale under the Securities Act and is freely tradable.

          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          “Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B-1 Preferred Stock.

          “Series B-1 Preferred Stock” means the Series B-1 Cumulative Convertible Preferred Stock of the Company or successor, the powers, designations, preferences and relative, participating, optional and other special rights of which are specified in this Certificate of Designation.

          “Stated Value” is an amount equal to one thousand dollars ($1,000) per share of Series B-1 Preferred Stock.

          “Stock Redemption Closing Date” is defined in Section 6(B)(iii).

          “Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

          The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

          (A)     Holders shall be entitled to receive, and the Company shall be bound to pay thereon whether or not declared by the Board, out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid (i) in shares of Registered Common Stock or (ii) in cash, at the option of the Company, in accordance with the terms of this Section 3.  Such dividends shall be mandatory and fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a “Dividend Payment Date”), commencing on September 30, 2004.  The period from the Issue Date to September 30, 2004, and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a “Dividend Period.”  The dividend for any Dividend Period for any share of Series B-1 Preferred Stock that is not outstanding on every day of the Dividend Period shall be prorated based on the number of days such share was outstanding during the period.  Each such dividend shall be paid to the Holders of record as their names appear on the share register of the Company on the corresponding Record Date.  As used above, the term “Record Date” means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding thirty (30) days preceding such Dividend Payment Date.  Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on a date designated by the Board, not exceeding thirty (30) days preceding the payment date thereof, as may be fixed by the Board.  For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty (360) day year.

          (B)     Payments on any Dividend Payment Date shall be made in cash unless the Company notifies the Holders in writing on or before, but no more than thirty (30) days before, and including, the immediately preceding Dividend Payment Date, that the Company elects to make such payment in Registered Common Stock, in which case the number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Prevailing Price measured as of the Dividend Payment Date; provided, however, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series B-1 Preferred Stock owned by a Holder.

          (C)     If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect, compounded quarterly on each subsequent Dividend Payment Date.  Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty (360) day year.

          (D)     So long as any shares of the Series B-1 Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities, (ii) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly owned Subsidiaries, (iii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series B-1 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends for the subsequent four Dividend Periods shall have been designated and set aside, and (iv) the Company and its Subsidiaries shall not issue any Senior Securities or Parity Securities (other than securities required to be issued under the Main Agreement).

          (E)     Whenever, at any time or times, (i) dividends payable on any share of Series B Preferred Stock (as defined in the Main Agreement) shall be in arrears in an aggregate amount greater than two (2) quarterly dividends, or (ii) the Company shall fail to convert or redeem any shares of Series B Preferred Stock by the date it is obligated to do so and such failure is ongoing, then the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date that all accrued and unpaid dividends shall have been declared and paid in full.

          4.     Liquidation Preference.  In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series B-1 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then-outstanding Series B-1 Preferred Stock held by such Holder equal to the greater of (i) the consideration that the Holder would have received had it converted the Series B-1 Preferred Stock immediately before such Liquidation, (ii) the consideration that the Holder would have received had it redeemed the Series B-1 Preferred Stock and received cash, Common Stock or Other Securities, whichever is more valuable, immediately before such

Liquidation and (iii) the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation and no more (such amount being referred to herein as the “Liquidation Preference”) before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series B-1 Preferred Stock) upon the Liquidation of the Company.  In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series B-1 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series B-1 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series B-1 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation.  Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) days prior to the payment date stated therein, to the Holders of record of the Series B-1 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

          5.     Voting Rights.  The Holders shall have the following voting rights with respect to the Series B-1 Preferred Stock:

(A) Each share of Series B-1 Preferred Stock shall entitle the holder thereof to the voting rights specified in this Section 5 and no other voting rights except as required by law.

          (B)     The consent of the Holders of at least a Majority of the Series B-1 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal any of the provisions of the Certificate of Incorporation, the Certificate of Designation, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

               1.    Reduce the Dividend Rate on the Series B-1 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series B-1 Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Company;

               2.    Reduce the amount payable to the holders of the Series B-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series B-1 Preferred Stock to the rights upon liquidation of the holders of any other Capital Stock of the Company; or

3. Make the Series B-1 Preferred Stock redeemable at the option of the Company.

          B.    for so long as the sum of (i) the Stated Value of outstanding Series B Preferred Shares (as defined in the Main Agreement) and (ii) the Aggregate Additional Investment (as defined in the Main Agreement) that may be made under any remaining unexercised and unexpired Fletcher Rights (as defined in the Main Agreement) exceeds three million dollars ($3,000,000), authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiary; or

          (iii)             increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

          6.     Conversion and Redemption.

(A) Procedure for Conversion.

          (i)               General.  Shares of Series B-1 Preferred Stock are convertible into Registered Common Stock (or Other Securities or, at the sole option of the Holder, unregistered Common Stock) at the Conversion Rate per share at the option of the Holder thereof at any time.  The conversion of shares of Series B-1 Preferred Stock may be effected by delivering a duly-executed, written Preferred Stock Conversion Notice, in the form as attached to the Main Agreement as Annex I (the “Conversion Notice”), by hand-delivery, facsimile, mail or overnight courier delivery, to the Company’s address set forth in Section 20 of the Main Agreement.  Within one Business Day following such delivery, the Company shall deliver a countersigned copy of the Conversion Notice to the Holder.  The closing of such exercise shall take place (a) on the second Business Day following and excluding the date the Conversion Notice is delivered (or, if earlier, immediately before the consummation of any Business Combination), (b) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the exercising Holder and the Company mutually agree (the “Conversion Closing Date”).

(ii) Conditions to Close Conversion. It shall be a condition of the converting Holder’s obligation to close that each of the following are satisfied, unless waived by such Holder:

          A.    (1) the representations and warranties made by the Company in the Main Agreement shall be true and correct as of the Conversion Closing Date except for representations and warranties which are made only as of a specific earlier date, which shall be true and correct as of such specific earlier date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such conversion shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

          B.    On the Conversion Closing Date, the Company shall have delivered to the Holder an opinion of Company Counsel (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (f), (h) and (o) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date.  If such conditions are not satisfied or waived prior to the second Business Day following and excluding the date the Conversion Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice at any time.

          (iii)             Effective Date of Conversion.  Each conversion of Series B-1 Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Conversion Notice is delivered as provided in Section 6(A)(i), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided in

Section 6(A)(iv) shall be deemed to have become the holder or holders of record thereof.  The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

          (iv)              Surrender of Preferred Certificate.  On the Conversion Closing Date, the Holder shall surrender the certificate representing the shares of Series B-1 Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder is entitled upon such conversion.

          (v)               Delivery of Shares.  On the Conversion Closing Date, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder whose Series B-1 Preferred Stock is being converted via book-entry transfer (if available to the Company), or if such Holder shall direct, at such address specified by the Holder via reputable overnight courier, one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder shall be entitled upon such conversion, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash as calculated pursuant to Section 6(E), and, in case such conversion is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series B-1 Preferred Stock which have not been converted into Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) upon such conversion.

(B) Procedure for Redemption.

          (i)                General.  At any time on or after November 28, 2005, a Holder of Series B-1 Preferred Stock may require the Company to redeem any or all shares of Series B-1 Preferred Stock held by such Holder (a “Holder Redemption”) by delivering an optional redemption notice to the Company substantially in the form attached as Annex C to the Main Agreement (a “Holder Redemption Notice”).  All Holder Redemptions shall be made for shares of Registered Common Stock (or Other Securities, or unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii), unless the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects to redeem such shares for cash.  At any time on or after the tenth anniversary of the Initial Closing Date (as defined in the Main Agreement), the Company may deliver a redemption notice to the Holder substantially in the form attached as Annex D to the Main Agreement (a

“Company Redemption Notice,” and together with the Holder Redemption Notice, each a “Redemption Notice”).  The date any Redemption Notice is delivered shall be a “Redemption Notice Date”.  After forty-five (45) days from the date of the Company Redemption Notice, the Company shall redeem the number of shares of Series B-1 Preferred Stock stated in the Company Redemption Notice minus any shares converted pursuant to a Preferred Stock Conversion Notice or redeemed pursuant to a Holder Redemption Notice delivered within forty-five (45) days of the Company Redemption Notice (a “Company Redemption”), pursuant to Section 6(B)(ii) except that the Company Redemption shall be made for cash in an amount equal to the Redemption Amount per share of Series B-1 Preferred Stock redeemed.  The closing of any Company Redemption shall take place on the forty-fifth (45th) day after and excluding the Redemption Notice Date (or, if earlier, immediately before the consummation of any Business Combination) unless such day is not a Business Day, in which case such closing shall occur on the next succeeding Business Day.

          (ii)               Cash Redemption.  If the Company elects in a writing, substantially in the form attached as Annex E to the Main Agreement (a “Company Cash Election Notice”) delivered to the redeeming Holder on or before the second (2nd) Business Day following and excluding the date of a Holder Redemption Notice, to redeem such shares entirely in cash or partially in cash, then (a) all or the proportion of such shares designated in the Company Cash Election Notice shall be redeemed for cash and the remainder, if any, shall be redeemed for Registered Common Stock, (b) the closing of the cash portion of such redemption shall take place as promptly as practicable but in no event later than the thirtieth (30th) day after and excluding the Redemption Notice Date (or, if earlier, immediately before the consummation of any Business Combination) (each such date, a “Cash Redemption Closing Date”) or such earlier date as the Company and the Holder shall mutually agree, and (c) the closing of the remaining portion of such redemption, if any, shall occur on the date and in the manner set forth in Section 6(B)(iii).  The elections set forth in the Company Cash Election Notice shall apply to any subsequent Holder Redemption on or before the forty fifth (45th) Business Day following such Company Cash Election Notice with respect to up to the same number of Series B-1 Preferred Stock as was specified in the Holder Redemption Notice delivered prior to the Company Cash Election Notice (the “Initial Holder Redemption Notice”).  The Company may deliver a subsequent Company Cash Election Notice on or before the second (2nd) Business Day following and excluding the date of the subsequent Holder Redemption to apply to any or all shares in excess of the number of Series B-1 Preferred Stock specified in the Initial Holder Redemption Notice.  On the Cash Redemption Closing Date, the Holder shall surrender the certificate representing the portion of the shares of Series B-1 Preferred Stock to be redeemed for cash to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and the Company at its expense (including the payment by it of any applicable issue taxes) shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the product of (x) the number of shares of Registered Common Stock that would have been issuable pursuant to

Section 6(B)(iii) had such redemption been for stock rather than for cash (disregarding for these purposes any prohibition or limitation on the ability of the Company to issue such Registered Common Stock) and (y) the closing price of the Common Stock on the Nasdaq on the Redemption Notice Date (disregarding after hours trading or, if no sale takes place on such date, the average of the closing bid and asked prices on the Nasdaq on such date).  If such redemption is for only part of the shares represented by the certificate surrendered, the Company shall send a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series B-1 Preferred Stock which have not been redeemed via reputable overnight courier to such address specified by the Holder.

          (iii)             Stock Redemption.  If the Company fails to timely elect cash redemption as set forth in Section 6(B)(ii) or elects to redeem less than all of such shares for cash, then (a) all or the designated portion of such shares shall be redeemed for Registered Common Stock (or Other Securities or, at the sole option of the Holder, unregistered Common Stock), and (b) the closing of such redemption shall take place on the second (2nd) Business Day after and excluding the Redemption Notice Date (or, if earlier, immediately before the consummation of any Business Combination), or on such other date as the Company and such Holder agree in writing (the “Stock Redemption Closing Date”); provided that if and to the extent that the issuance of Common Stock upon such redemption, when aggregated with all other shares of Common Stock issued under the Main Agreement or under the Series B Preferred Stock, would exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number (as defined in the Main Agreement), then such redemption shall be for cash on the date and in the matter set forth in Section 6(B)(ii).  At such closing, the Holder shall surrender the certificate representing the shares of Series B-1 Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement and the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder whose Series B-1 Preferred Stock is being redeemed via book-entry transfer (if available to the Company), the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or unless the Holder expressly consents in writing to the issuance of unregistered Common Stock in which case all references to Registered Common Stock in this Section 6(B)(iii) shall be to unregistered Common Stock, but only with respect to the shares of Common Stock subject to such Redemption Notice) to which such Holder shall be entitled upon such redemption, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash as calculated pursuant to Section 6(E), and, in case such redemption is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face thereof for the number of shares of Series B-1 Preferred Stock which have not been redeemed.  The number of shares of Registered Common Stock to be delivered at such closing shall equal the quotient of (x) the aggregate

Redemption Amount of the shares of Series B-1 Preferred Stock being redeemed (calculated as of the Stock Redemption Closing Date) divided by (y) one hundred and two and one-half percent (102.5%) of the Prevailing Price (the “Redemption Price”) calculated as of the Redemption Notice Date (as adjusted by the Main Agreement).

          (iv)             Conditions to Close Stock Redemption.  It shall be a condition of the redeeming Holder’s obligation to close on each Stock Redemption Closing Date that each of the following are satisfied, unless waived by such Holder:

          A.    (1) the representations and warranties made by the Company in the Main Agreement shall be true and correct as of the Stock Redemption Closing Date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such redemption shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

          B.    On the Stock Redemption Closing Date, the Company shall have delivered to the Holder an opinion of Company Counsel (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (f), (h) and (o) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date.  If such conditions are not satisfied or waived on or before the Stock Redemption Closing Date, then the Holder may, at its sole option, and at any time (i) demand that such redemption be for cash pursuant to the procedures set forth in Section 6(B)(ii), or (ii) withdraw the Holder Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Holder Redemption Notice and may submit a Holder Redemption Notice with respect to the shares referenced in the withdrawn Holder Redemption Notice at any time.

(C) Reservation of Shares. The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required under the Main Agreement.

          (D)     Further Covenants of the Company.  The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series B-1 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series B-1 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares.  The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series B-1 Preferred Stock.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B-1 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

          (E)     No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series B-1 Preferred Stock.  If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company.  If more than one share of Series B-1 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series B-1 Preferred Stock so surrendered.

(F) Business Combinations.

          (i)               In case the Company after the date of the Main Agreement is party to or subject of (a) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company’s shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or Other Securities (other than a reorganization or reclassification in which the Common Stock or Other Securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Company immediately prior to such transaction own the Common Stock, Other Securities or other voting stock of the Company in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Business Combination”), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series B-1 Preferred Stock outstanding as of immediately before the consummation of such Business Combination, shall be entitled to receive upon such consummation, any of the following, as shall be elected, in whole or in part, by such Holder on or before the date on which the Business Combination is consummated (provided, that if any Holder shall fail to make an election before such consummation, such Holder shall be deemed to have elected (C) below):

          A.    the stock and other securities, cash and property to which such Holder would have been entitled upon such consummation if such Holder had converted such Series B-1 Preferred Stock and received shares of Common Stock pursuant to Section 6(A) with the Conversion Closing Date occurring immediately prior thereto and received the most valuable consideration paid to any holder of Common Stock in such Business Combination;

          B.    the stock and other securities, cash and property to which such Holder would have been entitled upon such consummation if such Holder had elected redemption, regardless of whether redemption would then be allowed under Section 6(B)(i), of such Series B-1 Preferred Stock and received shares of Common Stock pursuant to Section 6(B)(iii), with the Redemption Notice Date and Stock Redemption Closing Date occurring immediately prior thereto and received the most valuable consideration paid to any holder of Common Stock in such Business Combination; or

          C.    cash in an amount equal to the product of (i) one hundred and sixty percent (160%) minus five percent (5%) for each full year that such shares of Series B-1 Preferred Stock have been outstanding multiplied by (ii) the aggregate Redemption Amount of such shares of Series B-1 Preferred Stock;

          (ii)              Notwithstanding anything contained herein or in the Main Agreement to the contrary, the Company will not effect any Business Combination unless the requirements of Section 11 of the Main Agreement have been met and unless, concurrent with the consummation thereof, the Company or the Acquiring Person shall deliver the stock, securities, cash or property to each Holder as provided in this Section 6(F).

          7.     Status of Converted and Redeemed Shares; Limitations on Series B-1 Preferred Stock.  The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series B-1 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine, provided, however, no share of Series B-1 Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series B-1 Preferred Stock.  The Company will not issue any further shares of Series B-1 Preferred Stock, unless required by the Main Agreement.  The Company shall have no right to redeem the shares of Series B-1 Preferred Stock without the consent of a Majority of the Holders.

          IN WITNESS WHEREOF, this Certificate of Designation has been signed on behalf of the Company by its Chief Executive Officer and attested to by its Chief Financial Officer, all as of June 4th, 2004.

THE PRINCETON REVIEW, INC.

By:	/s/ JOHN S. KATZMAN

Name:	John S. Katzman
Title:	Chief Executive Officer

Attest:

By:	/s/ STEPHEN MELVIN

Name:	Stephen Melvin
Title:	Chief Financial Officer

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